================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              EGGHEAD.COM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.01 per share of Egghead.com, Inc. ("Egghead"), and options to acquire Egghead common stock.
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         Up to 30,787,980 shares of Egghead common stock and 3,356,582 shares of Egghead common stock subject to options and purchase rights.
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         The filing fee of $43,291 was calculated pursuant to Rule 0-11(c)(1) of the Exchange Act, by multiplying 1/50 of 1% of the value of the Egghead common stock to be received by Onsale, Inc., in the transaction. The value of the Egghead common stock was determined to be $216,454,416 in accordance with Rule 0-11(a)(4) of the Exchange Act based on the average high and low prices of Egghead common stock reported on the Nasdaq Market.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction: $216,454,416

     -------------------------------------------------------------------------


     (5) Total fee paid: $43,291

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: N/A

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.: N/A
     -------------------------------------------------------------------------


     (3) Filing Party: N/A
     -------------------------------------------------------------------------


     (4) Date Filed: N/A
     -------------------------------------------------------------------------

Notes:

                     [Egghead.com, Inc.'s merger website]

     [A website containing the proxy statement of Egghead.com, Inc. (the "Company") relating to the proposed merger of the Company with Onsale, Inc. The home page consist of a letter from George Orban of the Company to the shareholders of the Company. Across the top of the home page is a blue banner. On the left hand side of the banner is the Company's logo and the heading "merger news." On the right hand side of the banner it reads "Merger with Onsale, Inc." Along the left margin of each page are several buttons which each link to one or more portions of the Company's proxy statement. In addition, the proxy statement has been equipped with hyperlinks. Every line item in the table contents is hyperlinked to the related section within the proxy statement and each of the cross references within the proxy statement contains hyperlinks linking to the cross referenced section of the proxy statement. At the bottom of each page there is navigational hot text that directs the reader to the top of the page, the previous page or the next page.]

     The Company intends to make the website available on or after October 4, 1999.